Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

October 25, 2012

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS THIRD QUARTER RESULTS

Note:  The company will host a conference call to discuss the earnings release on October 25, 2012, at 9:00 a.m. Central Time.  The conference call number is (800) 210-9006 for domestic callers and (719) 457-2080 for international callers, participant access code 5084554.  To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section.  An audio replay will be available shortly after the call through November 9, 2012 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, participant access code 5084554.  The replay also will be available on the Harte-Hanks web site at http://www.harte-hanks.com/page/investors_events.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported third quarter 2012 diluted earnings per share of $0.14 on revenues of $195.8 million.  These results compare to diluted earnings per share of $0.19 on $212.8 million in revenues for the third quarter of 2011.

The following table presents financial highlights of the company’s operations for the third quarter of 2012 and 2011, respectively.  Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

	Three Months Ended September 30,
(In thousands, except per share amounts)	2012	2011	% Change
Operating revenues	$195,799	$212,788	-8.0%
Operating income	16,212	20,715	-21.7%
Net income	8,863	12,128	-26.9%
Diluted earnings per share	0.14	0.19	-26.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,205	63,059	0.2%

For the three months ended September 30, 2012, the company generated free cash flow (defined below) of $11.3 million, a decrease from $12.8 million in the prior year’s third quarter.  Capital expenditures for the quarter were $2.9 million compared to $5.0 million in the prior year’s third quarter.

Commenting on the third quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “We have made enormous progress in restructuring our Direct Marketing business over the past three months. Many short-term actions affecting the way we will be organized have been announced and are being implemented and will be reflected in the 2013 plans we are currently developing. Some of the changes and initiatives will take longer to fully implement and our financial performance will not reflect the benefits from those changes for  several quarters. Shoppers’ performance was disappointing, turning in its worst performance of the year. While declines were widespread, they were particularly pronounced in real estate.

Discussing the performance of the business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues decreased $11.0 million, or 7.2%, in the third quarter of 2012 compared to the third quarter of 2011. Direct Marketing results continue to reflect the impact of JC Penney changing its marketing strategy from direct mail to broadcast, with the reduction in mail services contributing about one-third of the total decline.   Our financial vertical increased 5% compared to the prior year quarter.  Revenues from our pharmaceutical vertical decreased 16% compared to the third quarter of 2011.  Our high-tech vertical experienced a 12% revenue decline, our select vertical declined 9%, and our retail vertical declined 4%.  Operating income margins, adjusted for restructuring charges, were 13.9% versus 13.5% in the third quarter of 2011.

“Shoppers revenue decreased 9.9% in the third quarter compared to the 2011 third quarter. Operating income was $0.6 million compared to a 2011 third quarter operating income of $3.1 million.  Consistent with recent trends, Shoppers revenues increased for the automotive sector, although at a lower rate than in the previous two quarters. The communications sector decreased despite increases in the first quarters of this year. The restaurant sector slightly decreased and the consumer sector decreased after two consecutive quarters of growth. Real estate continued its decline.  Revenue decreases in print exceeded decreases in distribution products.”

Concluding, Franklin said, “We said on our second quarter earnings call that we expected the Shopper revenue decline to decrease slightly in the second half, and that we should see some modest profit growth. However, although we now expect the fourth quarter revenue decline to be less than the third quarter decline, the second half is likely to be in line with the first half and we no longer expect to see profit growth in the second half. This has been and will continue to be a difficult year in our Shoppers business. We also said that we expected Direct Marketing revenue declines in the second half in the 4% to 5% range, and that operating income would decline but the decline should be less than that shown in revenue. While we expected the third quarter revenue decline to be greater than the fourth quarter decline, we did not expect it to be over 7% for the third quarter. We expect the revenue decline for the fourth quarter to be slightly less than what we saw in the third quarter. We still expect the rate of decline in operating income to be less than the decline in revenue.

“The transformation of our Direct Marketing business continues to evolve although proceeding rapidly. The overarching goals are to drive profitable revenue growth by understanding the needs of the market place and providing insights to our clients. We are aligning around three key areas: Customer Engagement; Customer Solutions and Customer Delivery. The alignment will develop as we move forward with the sales and go-to-market transformation. This process is providing terrific growth opportunities for several people in the organization. While there is much work to be done and improved results will take time, I am excited about the future of the business.”

Selected Highlights:

•                  Harte-Hanks announced the launch of a new healthcare brand agency, TRUE Health + Wellness™ (http://www.truehw.com/).   TRUE Health + Wellness is a professional and patient-centric health and wellness agency where the value of brand, customer behavior and socialization methods are equally considered to produce the best patient outcomes.  TRUE Health + Wellness is designed for the needs of today’s healthcare brand marketers — where agency-of-record client relationships include brand development, message deployment, analytics and use of technology platforms that enable brand engagement across multiple channels.

•                  One of the largest global financial services companies has selected Trillium Software© to aid its compliance with FATCA (Foreign Account Tax Compliance Act) regulations for its U.S. customers’ accounts.  This client will use the Trillium Software System© to resolve data quality issues arising from data checks and analysis to create an overarching FATCA workflow related to specific business rules to demonstrate compliance with key FATCA requirements.  The client will also use the Trillium Software System’s traditional data cleansing strengths to improve the value of internationally-distributed global data.

•                  Mason Zimbler, a Harte-Hanks B2B agency, won agency of record (AOR) designation from a major financial software and services company.  This client will now rely on Mason Zimbler for planning, creation and ongoing management of integrated demand generation programs for merchant services in both traditional and digital media.

•                  A major global engineering and technology company has renewed its contract with Harte-Hanks for lead generation in the Asia Pacific market (including Australia, New Zealand, Japan and Korea).  Harte-Hanks will leverage one of its international contact centers to follow-up on online marketing interactions between the client and its customers and prospects.

•                  Trillium Software announced four new or expanded client relationships:

•                  GM OnStar has expanded its relationship with Trillium Software, which will now additionally serve OnStar’s new data infrastructure and process with software, directories and maintenance.

•                  New York City Teachers Retirement System, one of the largest pension administrators in the U.S., has chosen Trillium Software for customer name and address cleansing.  These activities will support the client’s sophisticated data profiling process necessary for it to accurately track the factors that impact retirement benefits.

•                  Elsevier, a world-leading provider of scientific, technical and medical information products and services, selected the Trillium Software System to help verify the accuracy of information it manages related to the 30 million scientists, students and health and information professionals it serves worldwide.  The initiative supports Elsevier in a global master data management (MDM) program that has the objective of improving the quality and usefulness of data across numerous, distributed source systems.  The Trillium Software System will be managed by Trillium Software and hosted at one of its data centers.

•                  A major German telecommunications and internet services provider has purchased the complete Trillium Software System suite (including software, directories and maintenance).   This new client will use the Trillium Software System to profile and cleanse customer service, sales and marketing data across departments and resources as part of a complex master data management (MDM) process.

•                  Harte-Hanks was selected to provide inbound contact center services for a growing community college system’s financial aid services.   Harte-Hanks’ U.S.-based agents will be deployed to resolve students’ financial aid problems and enrollment-related issues during busy enrollment periods.

•                  A major beauty products supplier to salons and retailers has engaged Harte-Hanks to build and host its B2B marketing database.  In addition, Harte-Hanks will conduct analytics to drive customer insight, and execute email campaigns in support of the client’s marketing objectives.

•                  Independent industry analyst firm Gartner, Inc. positioned Trillium Software in the “leaders” quadrant of the Gartner Magic Quadrant for Data Quality Tools 2012 research report.  The Magic Quadrant research states that “leaders” in the market demonstrate strength across a full range of data quality functions, including profiling, parsing, standardization, matching, validation, and enrichment. They exhibit a clear understanding and vision for where the market is headed, including recognition of non-customer data quality issues and the delivery of enterprise-level data quality implementations. Leaders have an established market presence, significant size, and a multinational presence (directly or as a result of a parent company).

•                  Harte-Hanks paid a dividend of 8.5 cents per share, marking 70 consecutive quarterly dividend payments since the first quarter of 1995.

Magic Quadrant Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Harte-Hanks®:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level through its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into more than 950 separate editions and reach 11.2 million addresses each week in California and Florida.  Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and  http://www.PowerSites.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings and conference call contain “forward-looking statements” within the meaning of the federal securities laws.  All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook or preliminary estimates for revenues, earnings per share, operating income, expenses, capital resources, estimates for goodwill and intangibles impairment charges and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes.  These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of  continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and  consolidation of and prospective clients, vendors and partners in these verticals, (e) our ability to manage and timely adjust our capacity and current headcount, and to otherwise effectively service our clients, (f) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.  The forward-looking statements in this press release and our related earnings press release and conference call are made only as of the date hereof (or thereof) and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks.  All other brand names, product names, or trademarks belong to their respective holders.

Tags in this release: Harte-Hanks, The Agency Inside, Aberdeen Group, Trillium Software, Mason Zimbler, Ci Technology Database, Market Intelligence, Direct Marketing, Shoppers, PennySaverUSA.com, The Flyer.com, Contact Centers, Digital Marketing, Digital Solutions, Mobile, Social, Direct Mail, Database, Powersites, TRUE Health + Wellness

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
In thousands, except per share data	2012	2011	2012	2011

Operating revenues	$195,799	$212,788	$590,108	$626,141
Operating expenses:
Labor	82,509	88,214	257,364	268,497
Production and distribution	76,230	81,295	225,861	240,087
Advertising, selling, general and administrative	15,904	17,439	48,636	50,120
Impairment of goodwill and other intangibles	—	—	165,336	—
Depreciation and amortization	4,944	5,125	16,432	15,857
	179,587	192,073	713,629	574,561
Operating income (loss)	16,212	20,715	(123,521)	51,580
Other expenses (income):
Interest expense	850	889	2,749	2,151
Interest income	(17)	(52)	(76)	(188)
Other, net	751	(540)	1,809	575
	1,584	297	4,482	2,538
Income (loss) before income taxes	14,628	20,418	(128,003)	49,042
Income tax expense (benefit)	5,765	8,290	(33,954)	19,572
Net income (loss)	$8,863	$12,128	$(94,049)	$29,470

Basic earnings (loss) per common share	$0.14	$0.19	$(1.49)	$0.47

Weighted-average common shares outstanding	62,963	62,798	62,960	63,291

Diluted earnings (loss) per common share	$0.14	$0.19	$(1.49)	$0.46

Weighted-average common and common equivalent shares outstanding	63,205	63,059	62,960	63,669

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	September 30,	December 31,
In thousands	2012	2011

Cash and cash equivalents	$35,815	$86,778

Total debt	$113,313	$179,438

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
In thousands	2012	2011	% Change	2012	2011	% Change

OPERATING REVENUES:
Direct Marketing	$140,993	$151,974	-7.2%	$423,243	$445,776	-5.1%
Shoppers	54,806	60,814	-9.9%	166,865	180,365	-7.5%
Total operating revenues	$195,799	$212,788	-8.0%	$590,108	$626,141	-5.8%

OPERATING INCOME (LOSS):
Direct Marketing	$18,720	$20,514	-8.7%	$50,951	$56,850	-10.4%
Shoppers	614	3,085	-80.1%	(165,131)	3,214	-5237.9%
General corporate expense	(3,122)	(2,884)	-8.3%	(9,341)	(8,484)	-10.1%
Total operating income (loss)	$16,212	$20,715	-21.7%	$(123,521)	$51,580	-339.5%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$3,787	$3,664	3.4%	$11,903	$11,524	3.3%
Shoppers	1,152	1,457	-20.9%	4,514	4,320	4.5%
General corporate expense	5	4	25.0%	15	13	15.4%
Total depreciation and amortization	$4,944	$5,125	-3.5%	$16,432	$15,857	3.6%

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Nine months ended
	September 30,		September 30,
In thousands	2012	2011	2012	2011
Net Income (Loss)	$8,863	$12,128	$(94,049)	$29,470
Add: After-tax impairment (Note 1)	—	—	116,681	—
Add: After-tax stock-based compensation (Note 2)	346	593	1,679	2,298
Add: depreciation and amortization	4,944	5,125	16,432	15,857
Less: capital expenditures	2,852	5,036	8,488	16,444
Free cash flow	$11,301	$12,810	$32,255	$31,181

Note 1:	Pre-tax impairment of goodwill and other intangibles was $165,336 for the nine months ended September 30, 2012.

Note 2:

Pre-tax compensation expense was $571 and $998 for the three months ended September 30, 2012 and 2011, respectively. Pre-tax compensation expense was $2,767 and $3,810 for the nine months ended September 30, 2012 and 2011, respectively.

Reconciliation of Net Income (Loss) to EBITDA

		Three months ended		Nine months ended
		September 30,		September 30,
In thousands		2012	2011	2012	2011
Net Income (Loss)		$8,863	$12,128	$(94,049)	$29,470
Add:	Impairment of goodwill and other intangibles	—	—	165,336	—
	Depreciation and amortization	4,944	5,125	16,432	15,857
	Interest expense, net and non-operating, net	1,584	297	4,482	2,538
	Income tax expense (benefit)	5,765	8,290	(33,954)	19,572
EBITDA		$21,156	$25,840	$58,247	$67,437

EBITDA by Segment:
	Direct Marketing	$22,507	$24,178	$62,854	$68,374
	Shoppers	1,766	4,542	4,719	7,534
	Corporate	(3,117)	(2,880)	(9,326)	(8,471)
		$21,156	$25,840	$58,247	$67,437

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Retail	28%	27%	26%	26%
Financial and Insurance Services	15%	14%	14%	14%
Technology	23%	24%	25%	25%
Healthcare and Pharmaceuticals	9%	10%	10%	10%
Other Select Markets	25%	25%	25%	25%
	100%	100%	100%	100%